FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, October 28, 2015

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September  30, 2015.  The dividend will be payable to stockholders of record as of November 20, 2015 and is expected to be paid on November 27, 2015.  The Company has 7,005,883 shares of common stock outstanding.

Media Contact David Kuhl (618) 656-6122